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                                                               November 16, 1998



John A. Cosentino, Jr.
72 East Weatogue Street
Simsbury, CT 06070

         RE:      AGREEMENT AND GENERAL RELEASE


Dear John:

         The Stanley Works and its subsidiaries and their respective employees, officers, directors and agents (collectively, "Stanley"), and you, agree that:

         1. Your last day of employment with Stanley was October 14, 1998 ("last day worked"). The period from September 17, 1998, through October 14, 1998 was considered a period of paid vacation to cover all unused vacation owed to you for 1998.

         2. Stanley agrees to pay and/or provide you with the following, provided Stanley receives the letters from you in the form attached hereto as Exhibits A and B.

                  a. Stanley will pay you the monthly amount of Twenty-Six Thousand, Two Hundred Dollars ($26,200), less lawful deductions, from October 15, 1998, through July 14, 1999, and the monthly amount of Twenty-Five Thousand Dollars ($25,000), less lawful deductions, from July 15,1999 through January 14, 2000, on the regular payday applicable to the payroll beginning in October, 1998, and ending in January, 2000. These payments, plus the vacation paid to you from September 17, 1998 to October 14, 1998, will total $410,800, less all lawful deductions, and include all entitlements you may have under any Stanley policy, including those covering vacation and or severance pay.

                  b. You remained a participant in the pension and 401(k) plans in which you are currently participating through your last day worked.

                  c. You will continue to receive your current level of life and accidental death and dismemberment insurance through the end of the month in which the payments outlined in section 2(a) are made, provided you continue to make the required contributions.

                  d. You will continue to receive medical and dental coverage through the end of the month in which the payments outlined in section 2(a) are made, provided you continue to make the required contributions. You will then have the same COBRA rights commonly provided terminating employees

                  e. Your short term and long term disability coverage ceased on your last day worked.

                  f. You will remain a participant in the Executive Council Life Insurance Plan through the last day of the current plan year, and will then have the same rights under the Plan commonly provided terminating employees

                  g. You remained a participant in the Management Incentive Compensation Plan ("MICP") through your last day worked. You will receive a payment of One Hundred Fifty Thousand dollars ($150,000.00) under the 1998 MICP, payable in February, 1999.

                  h. You remained a participant in the Executive Financial Planning Program through your last day worked.

                  i. You remained a participant in the Stock Option Plan ("SOP") through your last day worked. The original SOP document, which included as part thereof, your September 22, 1997, offer letter, has the effect of allowing you to take until October 14, 1999, to exercise your NQSO shares granted in 1997, under the terms of the Plan.

                  j. You remained a participant in the Stanley Employee Stock Purchase Plan through your last day worked. You may continue to sell any stock in your employee account through the Plan's transfer agent, even after your last day worked.

                  k. Your car allowance payments stopped effective your last day worked.

                  l. You remained a participant in the Long Term Performance Award Plan ("LTPAP") through your last day worked. Under the terms of the LTSAP, you are not eligible for any payments that may become due under such Plan.

                  m. Stanley will not contest your receipt of unemployment compensation benefits.

         3. You understand and agree that you would not receive all of the money and benefits specified in sections 2(a) through (m), excluding section 2(g), above except for your execution of this Agreement and your fulfillment of the promises contained herein.



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         4. You understand that you may revoke this Agreement for a period of seven business days following the day you execute it and that this Agreement will not become effective or enforceable until such revocation period has expired. Any revocation within this period must be submitted, in writing, to the Corporate Director, Employee Relations, The Stanley Works, 76 Batterson Park Road, Farmington, CT 06032, and state, "I hereby revoke my acceptance of our Agreement." Such revocation must be personally delivered, or mailed by certified mail, within seven business days of execution of this Agreement to the Corporate Director, Employee Relations.

         5. Except with respect to a claim for any compensation or benefits under the plans and programs in which you participate by virtue of your employment, you hereby release and discharge Stanley of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements of costs of any kind, including but not limited to, any and all claims, demands, rights and/or causes of action, including those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or relating to purported employment discrimination or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964 (42 U.S.C. ss.ss.2000e et seq.), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. ss.ss.1981 and 1983), Executive Order 11246, as amended, the Age Discrimination in Employment Act (29 U.S.C. ss.621 et seq.), the Employee Retirement Income Security Act of 1974, the Equal Pay Act of 1963 (29 U.S.C. ss.206(d)(1)), the Civil Rights Act of 1991, the Americans with Disabilities Act, all statutory provisions of the Connecticut General Statutes over which the Connecticut Commission on Human Rights and Opportunities is authorized to exercise jurisdiction, or any other applicable federal, state, or local employment discrimination statute or ordinance, which you, your executors, administrators, successors, and assigns might have or assert against Stanley (a) by reason of any event which occurred on or before the time of execution of this Agreement, in connection your employment by Stanley, or the termination of such employment, and all circumstances related thereto, or (b) by reason of any matter, cause or thing whatsoever which may have occurred prior to the time of execution of this Agreement. Nothing in this Agreement prevents you from enforcing the terms and conditions of this Agreement.

         6. You waive your right to file any charge or complaint, except as such waiver is prohibited by law, and agree that you will not accept any relief or recovery from any charge or complaint against Stanley before any federal, state, or local administrative agency. You further waive all rights to file any action before any federal, state, or local court against Stanley. You confirm that no charge, complaint, or action exists in any forum or form. Except as prohibited by law, in the event that any such claim is filed, it shall be dismissed with prejudice upon presentation hereof and you shall reimburse Stanley for the costs, including attorney's fees, of defending any such action.



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         7. You agree not only to release Stanley from any and all claims as stated above which you could make on your own behalf, but also those which may be made by any other person or organization on your behalf. You specifically waive any right to become, and promise not to become, a member of any class in a case in which a claim against Stanley is made involving any events up to and including the date of this Agreement, except where such waiver is prohibited by law. You further agree not to in any way voluntarily assist or cooperate with any individual or entity in commencing or prosecuting any action or proceeding against Stanley including, but not limited to, any charges, complaints, or administrative agency claims, except as prohibited by law.

         8. With respect to any secret or confidential information obtained by you during your employment at Stanley, you will not disclose or use for any purpose any such secret or confidential information. For purposes hereof, secret or confidential information includes any process, technique, formula, recipe, drawing, apparatus, method for or result of cost calculation, result of any investigation or experiment made by or on behalf of Stanley, and any sales, production or other competitive information, acquired by you during the course of your employment by Stanley and all other information that Stanley itself does not disclose to the public.

         You further agree that any work, design, discovery, invention or improvement conceived, made, developed or received by you during the period of your employment with Stanley, which relates to the actual or anticipated (as of the date hereof) business, operations or research of Stanley, including but not limited to any process, art, machine, manufacture, materials or composition of matter, which could be manufacturing or used by Stanley, whether patentable or not, is the sole property of Stanley. The terms invention and improvement as used herein, in addition to their customary meaning, shall mean creative concepts and ideas relating to advertising, marketing, promotional and sales activities.

         You further state that you have assigned or hereby do assign to Stanley or its designee all right, title and interest in any or to any idea, work, design, discovery, invention or improvement made or created during your employment at Stanley and to any application for letters patent or for trademark registration made thereon, and to any common law or statutory copyright therein, and that you will cooperate with Stanley in order to enable it to secure any patent, trademark, copyright, or other property right therefor in the United States or any foreign country, and any division, renewal, continuation or continuation-in-part thereof, or for any reissue of any patent issued thereon.





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         You also agree that Stanley has all rights to, possession of, and all title in and to, all electronic files, papers, documents and drawings, including copies thereof, which you may have originated or which came into your possession during your employment with Stanley and which related to the business of Stanley, regardless of whether such electronic files, papers, documents and drawings are kept at your office, at your home or somewhere else, without retaining any copies thereof, except for any personnel, benefit or compensation information of a personal nature and any general business reference materials or documents which do not contain any confidential or proprietary information.

         8a. You agree not to work for -- or provide any consulting services to -- the following companies that compete with The Stanley Works until at least January 14, 2000; Danaher, Snap-On, Black and Decker, Cooper Tool, Illinois Tool Works, Porter Cable, SENCO.

         8b. You also agree that you will not personally solicit or personally and initially identify to any company or executive recruiting organization with which you have a relationship, any employee of Stanley for any employment opportunities through January 14, 2000. You may, however, at the request of any Stanley employee provide employment references and or recommendations.

         9. You agree that you will not make any statements that are intended to have and actually do have a material unfavorable effect on Stanley or any of its officers, directors, agents or employees.

         10. You agree not to disclose any information regarding the substance of this Agreement. Notwithstanding this agreement of non-disclosure, you may disclose the substance of this Agreement to members of your immediate family and to any attorney with whom you choose to consult concerning the execution of this Agreement, and to any tax advisor, financial planning advisor or potential employer to whom the facts of this Agreement may require disclosure; provided that you agree that any such person to whom disclosure is made will not disclose any information regarding such disclosure to any third party.

         An initial violation of this section will subject you to liquidated damages of $5,000. For any subsequent violation, you will be subject to damages in an amount which Stanley actually proves.

         11. All disputes and controversies of every kind and nature between the parties to this Agreement arising out of or in connection with this Agreement as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance, or termination of this Agreement shall be submitted to and determined by arbitration pursuant to the procedure set forth in this Agreement.



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         Either party may demand such arbitration by notice ("notice procedure":
if to Stanley, sent to the attention of the Corporate Director, Employee Relations, by fax (860-409-1287) and confirmed by UPS overnight express or a comparable service sent to Corporate Director, Employee Relations, 76 Batterson Park Road, Farmington, CT 06032; and if to you, sent to you at your address set forth at the beginning of this Agreement by UPS overnight express or a comparable service) in writing sent within 90 days after the time the demanding party becomes aware, or should have become aware, that a controversy exists. Within 30 days after such demand has been sent, the demanding party will request in writing (with a copy to the other party sent in accordance with the "notice procedure") the Arbitration Committee of the American Arbitration Association to name an arbitrator to hear the dispute in the New Britain, CT area.

         An award rendered by the arbitrator appointed under this section 11 shall be final and binding on all parties to the proceeding, and judgment on such award may be entered by either party in the highest court, state or federal, having jurisdiction. Nothing contained in this Agreement shall be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

         The arbitration costs and expenses (including legal fees) of each party will be borne by the losing party.

         12. You will not apply in the future for any employment with Stanley.

         13. This Agreement is made in the State of Connecticut and shall be interpreted under the laws of such state. If any portion of this Agreement is declared illegal or unenforceable and cannot be modified to be enforceable, including the general release language, such portion shall immediately become void, leaving the remainder of this Agreement in full force and effect. However, if in any proceeding it is asserted by you or anyone else on your behalf and with your approval that any portion of the general release language of paragraphs 5, 6, or 7 is unenforceable and any portion of such language is, in fact, ruled to be unenforceable in such proceeding for any reason, you will return the consideration paid hereunder to Stanley.

         14. You agree that neither this Agreement nor the furnishing of the consideration for this Release will be deemed or construed at anytime for any purpose as an admission by Stanley of any liability or unlawful conduct of any kind.

         15. This Agreement may not be modified, altered or changed except by you and Stanley in a writing that specifically references this Agreement. This Agreement sets forth the entire agreement between you and Stanley, and fully supersedes any prior agreements or understandings between us.



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         THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND ARE
MUTUALLY DESIROUS OF ENTERING TO THIS AGREEMENT. THE TERMS OF THIS AGREEMENT ARE THE PRODUCT OF MUTUAL NEGOTIATION AND COMPROMISE BETWEEN STANLEY AND YOU; YOU UNDERSTAND THAT THIS AGREEMENT SETTLES, BARS, AND WAIVES ANY AND ALL CLAIMS THAT YOU HAVE OR COULD POSSIBLY HAVE AGAINST STANLEY. YOU HAVE BEEN AFFORDED AT LEAST 21 DAYS TO CONSIDER THIS AGREEMENT AND HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY. HAVING SUBSEQUENTLY ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPHS 2(A) THROUGH 2(M) ABOVE, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST STANLEY.

         You and Stanley now voluntarily and knowingly execute this Agreement.


                                                     /s/ John A. Cosentino
                                                     --------------------------
                                                     John A Cosentino


Signed and sworn before me this 20th day of January, 1999.


 /s/ Daniela L. Galoforo
--------------------------------------------------
(Notary Public/Commissioner of the Superior Court)


                                                     THE STANLEY WORKS:


                                                By:  /s/ Mark Mathieu
                                                     --------------------------
                                                     Mark Mathieu
                                                     Vice President, Human
                                                      Resources



Signed and sworn before me this 25th day of January, 1999.


 /s/ Jennie C. Everson
 -------------------------------------------------
(Notary Public/Commissioner of the Superior Court)



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                                    EXHIBIT A

                                                                         1/20/99
                                                                         -------
                                                                         Date


Mr. Mark Mathieu
Vice President, Human Resources
The Stanley Works
1000 Stanley Drive
New Britain, CT 06053

RE:      Agreement

Dear Mark:

         On 1/20/99 1999, I executed an Agreement and General Release (the "Agreement") between The Stanley Works and me. Stanley advised me, in writing, to consult with an attorney of my choosing prior to executing the Agreement.

         More than 7 days have elapsed since I executed the Agreement. I have never revoked my acceptance or execution of the Agreement and hereby reaffirm my acceptance of the Agreement. Therefore, in accordance with the terms of the Agreement, I hereby request payment of the benefits described in paragraphs 2(a) through 2(m) of the Agreement.


                                            Very truly yours,

                                            /s/ John A. Cosentino
                                            ---------------------
                                            John A. Cosentino



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                                    EXHIBIT B


                                                                         1/20/99
                                                                         -------
                                                                         Date


Mr. Mark Mathieu
Vice President, Human Resources
The Stanley Works
1000 Stanley Drive
New Britain, CT 06053

RE:      Agreement

Dear Mark:

         I hereby resign the office I hold with Stanley Chiro International, Ltd., effective September 17, 1998.

         Further, effective September 17, 1998, I resign all offices and directorships that I hold with The Stanley Works, and any and all of its subsidiaries and divisions.



                                    Very truly yours,

                                    /s/ John A. Cosentino
                                    ---------------------
                                    John A. Cosentino



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